<Letterhead of Continental Weapons (Pty) Ltd
  Licensed Manufacturers and Wholesalers in Arms and Ammunition
                     Co. Reg. No. 94/02537/07
                         322, 15th Street
                    Randjespark, Midrand 1685

                           PO Box 6692
                       Halfway House, 1685
                       Tel: 27 11 314-5088
                       Fax: 27 11 314-5050

           Representation Agreement between Continental
           -------------------------------------------
              Weapons (Pty) Ltd and Griffon USA Inc.
             --------------------------------------

1. The following agreement is between Continental Weapons (Pty) Ltd, hereafter referred to as "The Supplier", and Griffon USA Inc., hereafter referred to as "The Importer".

2. The Supplier agrees to offer marketing assistance to The Importer in the form of co-operative advertising, the sums concerned to be discussed and mutually agreed upon on a case-by-case basis, prior to commitment to an advertising agency or publisher by The Importer.

3. The Supplier agrees to assist, financially, towards the floor space utilised by The Importer at the Shot Show, annually.

4. The Supplier agrees to supply goods to The Importer on a 60-day credit term, from date of entry into the USA, verifiable by the US Customs stamp, on condition that The Importer can supply The Supplier with an Irrevocable 60 day Letter of Credit.

5. The Supplier commits to supplying a range of commonly replaceable spare parts to The Importer, at no charge, for the purpose of warrantee repairs. The relevant technical representatives for both parties will mutually agree upon this parts list.

6. The Importer undertakes to import the Griffon products into the USA and to market and promote these products to the best of their ability.

7. The Importer also undertakes to take responsibility for the Public Liability Insurance, which is required by any distributor, prior to delivering any Griffon product within the USA.

8. The Importer undertakes to perform the fimction of a Warrantee Repair Centre for the Griffon products, only for the regions of the USA, utilising the spare parts supplied by The Supplier. The Importer also undertakes to cover the small labour factor, which might be applicable for warranty repairs.

9. The Importer undertakes to assist The Supplier in obtaining BATF approval for any new products that may be launched. This assistance would be in the form of importing a sample/s of the said new product/s, and forwarding it/these to the BATE for evaluation and certification.

10. The Supplier agrees to appoint The Importer as the sole importer and distributor of the Griffon products for the USA. This appointment will be for a period of 24 months, initially, from the date of this agreement being signed by both parties, and will be renewableannually thereafter.

thereafter.

11. In the event that either of the parties involved wish to withdraw from the above agreement, written notice of such intention should be received by the other party at least 30 days prior to such withdrawal being effective, i.e. a 30 day notice period, and such intention of cancellation should be for just cause. Faxes or e-mails will not since. Only original documents will be accepted in such an event. Also, in such an event, the reasons for the intended withdrawal should be clearly stated and opportunity should be given to the other party to rectify any problems, within a reasonable period of time, if such opportunity has not previously been offered.



The Supplier Details                      The Importer Details Company Stamp


Chu Cheng Kan                            Kenneth Eugene Wilson
-----------------------------           -------------------------------
Full Name (Proxy)                       Full Name (Proxy)


Chairman                                 Chairman
-----------------------------           -------------------------------
Designation                              Designation


/s/ Chu Cheng Kan                        /s/ Kenneth Eugene Wilson
-----------------------------           -------------------------------
Signature                                 Signature


3 May 1999                                3 May 1999
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Date                                      Date


<Stamp:
CONTINENTAL WEAPONS
PO Box 6692
Halfway House
1685
TEL (001) 314-5088
FAX (011) 314-5050>
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Company Stamp                            Company Stamp